                      Supplement to the Offer to Purchase
                              Dated March 19, 1996

                         EATON ACQUISITION CORPORATION

                          a wholly owned subsidiary of

                               EATON CORPORATION

          Has Amended its Offer to Purchase to Increase the Price for
                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Stock Purchase Rights)

                                       of

                     CAPCO AUTOMOTIVE PRODUCTS CORPORATION

                                       to

                              $12.50 NET PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
YORK CITY TIME, ON MONDAY, APRIL 15, 1996, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is a Supplement dated March 29, 1996 (the "Supplement") to the Offer to Purchase dated March 19, 1996 (the "Offer to Purchase") and the related revised Letter of Transmittal (which, together with the Offer to Purchase and the Supplement constitute the "Offer") relating to the Offer by Eaton Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Eaton Corporation, an Ohio corporation ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of CAPCO Automotive Products Corporation, a Michigan corporation (the "Company"), together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement"), at a price of $12.50 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by the Supplement, and in the related original or revised Letters of Transmittal.

     The Company has advised Parent that it has taken all necessary action pursuant to the Rights Agreement to provide that no Triggering Event or Distribution Date (as each term is defined in the Rights Agreement) will occur, in each case as a result of the announcement, commencement or consummation of the Offer or Merger (as defined in the Supplement), the execution or delivery of the Merger Agreement (as defined in the Supplement) or the consummation of the transactions contemplated thereby. Accordingly, the Rights will continue to be evidenced by the certificates for Shares and the requirement for a separate tender of Rights described in the Offer to Purchase will not apply unless a Distribution Date occurs for reasons unrelated to the Offer and the Merger. If the Distribution Date does not occur prior to the Expiration Date (as defined in the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights.

     THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES OR RIGHTS HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares and Rights held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $12.50 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all outstanding Shares and Rights.

          3. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 15, 1996, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

          4. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, together with the Shares owned by Parent, constitutes a majority of all outstanding Shares on a fully diluted basis on the date of purchase. The Offer is also subject to other terms and conditions contained in the Offer to Purchase, as amended and supplemented by the Supplement. See the Introduction and
     Section 8 of the Supplement.

          5. Any stock transfer taxes applicable to a transfer of Shares or Rights to the Purchaser will be paid or caused to be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     If you wish to have us tender any or all the Shares and Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     Payment for Shares accepted for payment pursuant to the Offer will be in all cases be made only after timely receipt by Chemical Mellon Shareholder Services, L.L.C. (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares and, if the Distribution Date occurs, certificates for (or a timely Book-Entry Confirmation, if available, with respect to) the associated Rights,
(b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares (or Rights) or Book-Entry Confirmations with respect to Shares (or Rights, if available) are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     Shareholders who have previously validly tendered and not properly withdrawn their Shares pursuant to the Offer are not required to take any further action, except as may be required by the procedure for guaranteed delivery if such procedure was utilized. If Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, such shareholders will receive, subject to the conditions of the Offer, the increased price of $12.50 per Share. See Section 3 of the Offer to Purchase for the procedures for withdrawing Shares tendered pursuant to the Offer.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares and Rights in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF
                     CAPCO AUTOMOTIVE PRODUCTS CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Supplement dated March 29, 1996 (the "Supplement") to the Offer to Purchase dated March 19, 1996, and the revised GREEN Letter of Transmittal (which, together with the Offer to Purchase, the Supplement and the original BLUE Letter of Transmittal, constitute the "Offer") pursuant to an offer by Eaton Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Eaton Corporation, an Ohio corporation, to purchase all outstanding shares of Common Stock, $0.01 par value per share (the "Shares"), of CAPCO Automotive Products Corporation, a Michigan corporation, together with the associated preferred stock purchase rights (the "Rights").

     This will instruct you to tender the number of Shares and Rights indicated below (or, if no number is indicated below, all Shares and Rights) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by the Supplement, and in the related Letter of Transmittal.


                                                       SIGN HERE

Number of Shares to be Tendered:(1)     _______________________________________

                                        _______________________________________
____________________________ Shares                   Signature(s)

                                        _______________________________________
Number of Rights to be Tendered:(1)
                                        _______________________________________
                                                  (Please Print Name(s))
____________________________ Rights

                                        _______________________________________
Account Number: ___________________     (Please type or print address(es) here)

                                        _______________________________________
                                             Area Code and Telephone Number
Dated: ______________________, 1996
                                        _______________________________________
                                                 Tax Identification or
                                                Social Security Number(s)

---------------
(1) The Company has advised Parent that it has taken all necessary action pursuant to the Rights Agreement to provide that no Triggering Event or Distribution Date (as each term is defined in the Rights Agreement) will occur, in each case as a result of the announcement, commencement or consummation of the Offer or Merger (as defined in the Supplement), the execution or delivery of the Merger Agreement (as defined in the Supplement) or the consummation of the transactions contemplated thereby. Accordingly, the Rights will continue to be evidenced by the certificates for Shares and the requirement for a separate tender of Rights described in the Offer to Purchase will not apply unless a Distribution Date occurs for reasons unrelated to the Offer and the Merger. If the Distribution Date does not occur prior to the Expiration Date (as defined in the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights.